UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2006

FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

In accordance with its policies related to the repurchase of members' capital stock, on April 28, 2006, the Federal Home Loan Bank of San Francisco repurchased $501 million of surplus capital stock. The Bank also repurchased $583 million of excess capital stock that was not surplus capital stock, including $578 million in excess capital stock repurchased as a result of member repurchase requests submitted during the first quarter of 2006 and $5 million in mandatorily redeemable excess stock repurchased from former members of the Bank.

Excess capital stock is defined as any stock holdings in excess of a member's minimum capital stock requirement, as established by the Bank's capital plan. Surplus capital stock (all of which is excess capital stock) is defined as any stock holdings in excess of 115% of a member's minimum capital stock requirement, generally excluding stock dividends earned and credited for the current year.

The Bank's surplus capital stock repurchase policy provides for the Bank to repurchase excess stock that constitutes surplus stock, at the Bank's discretion, if a member has surplus capital stock as of the last business day of the quarter. The Bank may also repurchase some or all of a member's excess capital stock (that is not surplus capital stock) and any excess mandatorily redeemable capital stock, at the Bank's discretion. The Bank may also repurchase, at its discretion, some or all of a member's excess capital stock (that is not surplus capital stock) at the member's request.

On a quarterly basis, the Bank determines whether it will repurchase excess capital stock, including surplus capital stock. The Bank generally repurchases capital stock approximately one month after the end of each quarter. On the scheduled repurchase date, the Bank recalculates the amount of stock to be repurchased to ensure that each member will continue to meet its minimum stock requirement after the stock repurchase.

The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Signature(s)

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: May 1, 2006	By: /s/ Ross Kari
Ross Kari Executive Vice President and Chief Operating Officer